Van Kampen Small Cap Value Fund
                          Item 77(O) 10F-3 Transactions
                        October 1, 2004 - March 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Founda  12/8/  23,610  $22.00 $486,95  43,400    0.20%  0.24%   Morgan  Citigr
 tion     04    ,000           6,250                            Stanle    oup
 Coal                                                           y, UBS
Holdin                                                          Invest
  gs,                                                            ment
 Inc.                                                           Bank,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                Credit
                                                                Suisse
                                                                First
                                                                Boston
                                                                  ,
                                                                Citigr
                                                                 oup,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                 ABN
                                                                 AMRO
                                                                Rothsc
                                                                 hild
                                                                 LLC,
                                                                Natexi
                                                                  s
                                                                Bleich
                                                                roeder
                                                                 Inc.
 Dolby  2/16/  27,500  $18.00 $495,00   3,837    0.01%  0.02%   Morgan  Goldma
Labora    05    ,000           0,000                            Stanle     n
tories                                                            y,     Sachs
 Inc.                                                           Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                JPMorg
                                                                 an,
                                                                Adams
                                                                Harkne
                                                                 ss,
                                                                Willia
                                                                  m
                                                                Blair
                                                                  &
                                                                Compan
                                                                  y